DATED                                                                      2000
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                       (1) HUNTINGDON LIFE SCIENCES, INC.

                                     - and -

                            (2) RICHARD A. MICHAELSON








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                                SERVICE AGREEMENT

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


                                    I N D E X




Clause No.                                                            Page No.

1.    DEFINITIONS AND INTERPRETATION.......................................1
2.    TERM OF EMPLOYMENT...................................................2
3.    DUTIES...............................................................2
4.    GRATUITIES AND CODES OF CONDUCT......................................3
5.    REMUNERATION.........................................................3
6.    PENSION SCHEME.......................................................4
7.    OTHER BENEFITS.......................................................4
8.    SHARE OPTIONS........................................................5
9.    EXPENSES.............................................................6
10.   HOLIDAYS.............................................................6
11.   ILLNESS..............................................................6
12.   RESTRICTIONS DURING EMPLOYMENT.......................................7
13.   CONFIDENTIALITY......................................................7
14.   TERMINATION OF EMPLOYMENT............................................8
15.   SUSPENSION...........................................................9
16.   RESIGNATION AND RETURN OF COMPANY PROPERTY...........................9
17.   RECONSTRUCTION OR AMALGAMATION......................................10
18.   RESTRICTIONS........................................................10
19.   SEVERABILITY........................................................13
20.   NOTICES.............................................................13
21.   MISCELLANEOUS.......................................................13

T H I S  A G R E E M E N T is made on                                      2000

BETWEEN:

(1)  HUNTINGDON   LIFE  SCIENCES  INC  having  offices  at  Mettler  Road,  East
     Millstone, New Jersey, 08875 (the "Company");  and

(2) RICHARD A MICHAELSON of 11-18 Fairhaven Place, Fair Lawn, New Jersey, 07410 (the "Executive").


IT IS AGREED that the Company shall employ the Executive and the Executive shall serve the Company as Vice President on the following terms and subject to the following conditions (the "Agreement"):

1.       DEFINITIONS AND INTERPRETATION

     (1) In this Agreement unless the context otherwise requires the following expressions shall have the following meanings: "Associated Company" means:

               (a) a company which is not a Subsidiary of the Parent but whose issued equity share capital (as defined in s744 of the Companies Act 1985 as it applies to UK law) is owned as to at least 20% by the Parent or one of its Subsidiaries; and

               (b)  a Subsidiary (as defined below)

     "Board" the board of directors for the time being of the Parent ;

     "Group" means the Parent and its Subsidiaries and Associated Companies for the time being and "Group Company" means any one of them;

     "Parent" means Huntingdon Life Sciences Group plc or any other company which is for the time being the ultimate holding company of the Company where such ultimate holding company either (i) holds (directly or indirectly) a majority of the voting rights of the Company; or (ii) has the right to appoint or remove a majority of its board of directors;

     "Subsidiary" means a subsidiary where the Company either (i) holds directly or indirectly) a majority of the voting rights of the Subsidiary; or
          (ii) has the right to appoint or remove a majority of the Subsidiary's board of directors;

     "Working Day" means a day other than a Saturday, Sunday or bank or other public holiday.


     (2) Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it.

     (3) The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

     (4) References in this Agreement to a person include a body corporate and an incorporated association of persons and references to a company include any body corporate.

     (5) Where appropriate, references to the Executive include his personal representatives.

2.       TERM OF EMPLOYMENT

     (1) The employment of the Executive commenced on September 2, 1998 and (subject to termination as provided in clauses 11(2) and 14 below) shall be for an indefinite period terminable by the Company giving to the Executive 12 months notice in writing or by the Executive giving to the Company 30 days notice in writing.

     (2) Notwithstanding clause 2(1) above the employment of the Executive shall automatically terminate on the day when the Executive reaches age 65 or the normal retiring age applicable to senior executives of the Group from time to time.

     (3) The Executive represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or performing his duties under it.

3.       DUTIES

     (1)  The Executive shall during his employment under this Agreement:

          (a) perform the duties and exercise the powers which the Chairman or Managing Director of the Parent may from time to time properly assign to him in his capacity as Vice President or in connection with the conduct and management of the business of the Company or the business of any Group Company (including serving on the board of such Group Company or on any other executive body or any committee of such a company); and

          (b) do all in his power to promote, develop and protect the business of the Company and any Group Company and at all times and in all respects conform to and comply with the proper and reasonable directions and regulations of the Board.

     (2) The Executive shall give to the Board such information regarding the affairs of the Parent and, where relevant, the Group as it shall require, and in any event, report regularly and keep the Chairman and Managing Director of the Parent informed.

     (3) The Executive's normal place of work shall be 401 Hackensack Avenue, 9"' Floor, Hackensack, New Jersey, 07601, and he may be requested to travel within the United States and/or abroad when required by the Company for the proper performance of his duties.

     (4) If the Company requires the Executive to work permanently at a place which reasonably necessitates a move from his present home address, and if the Executive agrees to such a relocation, then the Company will reimburse the Executive for all relocation expenses directly and reasonably incurred (including, without limitation, the sale of his current personal residence) as a result of the Company's requirement, in accordance with the Company's relocation policy as from time to time in force.

4.       GRATUITIES AND CODES OF CONDUCT

     (1) Other than routine hospitality and corporate gifts of nominal value received in the ordinary course of business, the Executive shall not directly or indirectly accept any commission, rebate, discount or gratuity in cash or in kind from any person who has or is having a business relationship with any Group Company.

     (2) The Executive shall comply (and procure that his spouse and minor children shall comply) with all applicable rules and regulations of the London Stock Exchange, the New York Stock Exchange, the US Securities and Exchange Commission, and any codes of conduct adopted by the Group concerning dealings in securities for the time being in force and any other relevant regulatory authority.

5.       REMUNERATION

     (1) The Company shall pay to the Executive a salary at the rate of US$10,000 gross per month. Such amount shall not be decreased.

     (2) The Executive's salary shall accrue from day to day and be payable by equal monthly instalments in arrears on the 2Oth day of each month.

     (3) The Executive's salary shall be reviewed by the Chairman of the Parent once in every year. The undertaking of a salary review does not confer a contractual right (whether express or implied) to any increase in salary and the Executive acknowledges that any salary increase is at the discretion of the Chairman.

     (4) The Company may, in its absolute discretion, pay to the Executive a bonus of such amount payable at such time(s) as may from time to time be determined by the Company.

6.       PENSION SCHEME

     (1) The Company currently operates a defined contribution plan entitled "Huntingdon Life Sciences Inc. Savings and Investment Plan" (the "Pension Scheme"). The Executive has received an outline description of the terms of the Pension Scheme in the booklet entitled "The Retirement Planning Workbook". The full terms are set out in the trust deeds and rules governing the Pension Scheme and includes the Company's right to wind-up the Pension Scheme. Copies of those documents are available to the Executive on request.

     (2) The Executive is entitled to remain a member of the Pension Scheme subject to its terms. The Company shall deduct from the Executive's salary any contributions payable by him from time to time to the Pension Scheme or any other pension scheme of the Group of which he becomes a member.

7.       OTHER BENEFITS

     (1) The Executive is entitled to membership of the following benefit plans (each referred to below as an "insurance scheme"):

          (i) a salary continuance on long-term disability insurance scheme applicable to employees in the Executive's category generally providing such cover for the Executive as the Company may from time to time notify to him;

          (ii) the Company will continue, at its expense, to pay for the Executive to be insured under the Business Executive Disability Income Policy currently held by the Executive with the Paul Revere Insurance Company which provides for monthly payments of US$2,400 until the Executive reaches age 65 in the event of his long-term disability where such disability exceeds a period of six months. At the Company's option, or if the Paul Revere Insurance Company policy should no longer be available, the Company will provide an alternative comparable insurance coverage to the Executive;

          (iii)a life insurance scheme under which a lump sum benefit shall be payable on the Executive's death while the Agreement continues, the benefit of which shall be paid to such dependants of the Executive or other beneficiary as the trustees of the scheme select at their discretion, after considering any beneficiaries identified by the Executive in any expression of his wishes delivered to the trustees before his death. The benefit is equal to 2 times the Executive's basic annual salary at his death but basic annual salary for this purpose shall not exceed the allowable maximum (earnings cap).

          (iv) the Company will continue, at its expense, to pay for the Executive to be insured under the Life Insurance Policy currently held for the benefit of the Executive with First Colony Life Insurance Company which provides for $1 million of term life insurance coverage, but so that the Company's contributions under this scheme shall not exceed the sum of US$2,000 per annum. At the Company's option, or if the policy with First Colony Life Insurance Company should no longer be available, then the Company will provide an alternative comparable insurance coverage to the Executive (subject to any applicable maximum (earnings cap));

          (v) a personal accident insurance scheme applicable to employees in the Executive's category generally providing such cover for the Executive as the Company may from time to time notify to him.

     (2) Benefits under any insurance scheme shall be subject to the rules of the scheme(s) and the terms of any applicable insurance policy and are conditional upon the Executive complying with and satisfying any applicable requirements of the insurers. Copies of these rules and policies and particulars of the requirements shall be provided to the Executive on request. Provided that the Company shall have complied with and satisfied with any requirements of the insurers applicable to it, (but without prejudice to the Company's rights pursuant to clause 7(3) below) the Company shall not have any liability to pay any benefit to the Executive under any insurance scheme unless it receives payment of the benefit from the insurer under the scheme.

     (3) The provision of any insurance scheme does not in any way prevent the Company from lawfully terminating this Agreement in accordance with the provisions in clause 15 even if to do so would deprive the Executive of membership of or cover under any such scheme.

8.       SHARE OPTIONS

     The Executive shall, subject to the rules applicable to the scheme as amended or varied from time to time at the Group's discretion, be entitled to participate in the Huntingdon Life Sciences Group Unapproved Share Option Scheme for the time being in force in accordance with the scheme rules. The Executive shall not be entitled to any compensation for the loss of this right or of any benefits granted pursuant to such scheme on termination of this Agreement irrespective of the manner in which such termination takes place.

9. EXPENSES

     (1) The Company shall reimburse or procure that the Executive is reimbursed all reasonable travelling, hotel and other expenses wholly and necessarily incurred by him in the performance of his duties under this Agreement on production of appropriate receipts and other evidence of expenditure as reasonably required by the Company.

     (2) The Company shall provide the Executive with a non-pensionable car allowance of US$1,000 per month.

10.      HOLIDAYS

     (1) The Executive shall (in addition to the usual public and bank holidays) be entitled to not less than 25 Working Days holiday in each holiday year (as specified by the Company) to be taken at a time or times agreed between the Executive and the Company.

     (2) Holiday entitlement in one year cannot be carried forward to any subsequent holiday years.

     (3) In the holiday year in which employment commences or terminates holiday shall accrue on a pro rata basis (excluding fractions of days). If on the termination of the employment the Executive has exceeded his accrued holiday entitlement the excess may be deducted from any sums owing to him. If the Executive has accrued holiday owing to him the Company may at its discretion require the Executive to take the outstanding holiday during any notice period or make a payment in lieu instead.

     (4) If under clause 15 the Executive is not required to attend the office during any period of notice, he will not accrue holiday during that period. If the Executive's employment is terminated without notice, the Executive will not be entitled to holiday pay for holiday which would have accrued during the notice period had the Executive continued to be employed or at work (whichever is applicable) throughout that time.

11.      ILLNESS

     (1) The Executive shall continue to be paid during sickness absence (such payment to be inclusive of any statutory sick pay or social security benefits to which he may be entitled) for a total of up to 26 weeks in any 12 consecutive calendar months.

     (2) Thereafter the Executive shall continue to be paid salary at the discretion of the Company but so that the Company may terminate the employment of the Executive at any time after the end of the 26th week of absence in any 12 consecutive calendar months by giving to the Executive not less than 3 months' notice in writing.

     (3) If the Executive is incapable of performing his duties by reason of injury sustained wholly or partly as a result of negligence nuisance or breach of any statutory duty on the part of a third party and the Executive recovers an amount by way of compensation for loss of earnings from that third party, he shall pay to the Company a sum equal to the lesser of (i) the amount recovered, net of expenses to recover same, or (ii) the amount paid to him by the Company under clause 11(1) and/or (2) above in respect of the relevant period of absence as a result of that injury.

     (4) The Company shall be entitled, for reasonable cause, to require the Executive to undergo examinations by a medical adviser appointed or approved by the Company and the Executive authorises the medical adviser and/or will provide such consents as are necessary to disclose to the Company the results of such examinations.

12.      RESTRICTIONS DURING EMPLOYMENT

     (1) During the continuance of his employment under this Agreement the Executive shall unless prevented by incapacity devote his time and attention to the business of the Company and the Group and shall not without the prior written consent of the Board:

          (a) be concerned or interested in any other business of a similar nature (as defined in clause 19) to or competitive with that carried on by the Company or any Group Company; or

          (b) directly solicit, or direct any other person to solicit, in competition with the Company or any Group Company, any person (including any company, firm, organisation or other entity) to whom the Company or any Group Company supplies services or with whom the Company or any Group Company is in negotiations or discussions regarding the possible supply of services; or

          (c) discourage any such person referred to in clause 12 (1) (b) above from conducting or continuing to conduct business with the Company or any Group Company on the best terms available to the Company or any Group Company.

          provided that nothing in this clause shall preclude the Executive from holding or being otherwise interested in any shares or other securities of any company which is quoted on any recognised investment exchange (as defined by section 207(1) Financial Services Act 1986) so long as the interest of the Executive in such shares or other securities does not extend to more than 5 % of the total amount of such shares or securities.

13. CONFIDENTIALITY

     (1) The Executive shall not (except in the proper performance of his duties) during or after his employment has ended divulge to any person or otherwise make improper use of (and shall use his best endeavours to prevent the publication or disclosure of) any trade secret or secret research process or any material confidential information concerning the business or finances of the Company or any Group Company or any of their dealings transactions or affairs or any trade secret or secret research process or any such confidential information concerning any of their suppliers, agents, distributors or clients.

     (2) Confidential information includes, but is not limited to: any information of a secret, confidential or private nature, in any form, concerning the business, accounts, finances, customer lists, research projects, pricing and/or discount policy, future business strategy, marketing, tenders, price sensitive information, employees and officers, formulae, processes, working methods, inventions, intellectual property and other plans and strategy of the Company and any Group Company or any of its or their respective clients.

     (3) The restrictions in clauses 13 (1) and 13 (2) shall not apply to information which:

          (i) comes into the public domain otherwise than by a breach by the Executive of his obligations under this Agreement; or

          (ii) is disclosed to the Executive by a third party who has not received it directly or indirectly from the Company or any Group Company; or

          (iii)must be disclosed by any applicable law or the requirements of a relevant regulatory authority, to the extent of such required disclosure.

14.      TERMINATION OF EMPLOYMENT

     (1) The Company may at any time and in its absolute discretion (whether or not any notice of termination has been given by the Company or the Executive under clause 2(1) above) terminate the Agreement with immediate effect and make a payment in lieu of notice.

     (2) The employment of the Executive may be terminated by the Company without notice, or payment in lieu of notice, subject to clause
          (14)(3) below, if the Executive:

          (a)  commits any act of fraud against the Company;

          (b) engages in any wilful misconduct in connection with his duties hereunder which materially and adversely affects the business or affairs of the Company; or

          (c) fails or neglects efficiently and diligently to discharge his duties in any material respect or commits any serious or material repeated breach or non-observance of any of the provisions contained in this Agreement; or

          (d) has (i) an interim receiving order made against him, (ii) becomes bankrupt or makes any composition or (iii) enters into any deed of arrangement with his creditors, any of which would have a material adverse effect on the Company, the Group or their respective reputations; or

          (e) is convicted of any arrestable criminal offence (other than an offence under road traffic legislation for which a fine or non-custodial penalty is imposed) in circumstances which would have a material adverse effect on the Company, the Group or their respective reputations;

          (f) has committed an act that would disqualify the Company, the Parent or any subsidiary of the Company or the Parent from maintaining or obtaining a licence, permit, or other governmental approval material to the operations of such Company;

          (g) is convicted of an offence relating to insider dealing under the Criminal Justice Act 1993 or under any other present or future statutory enactment or regulations relating to insider dealings under English or New York law.

     (3) The employment of the Executive shall not be terminated under clauses 14(2)(b)(c) (d) and/or (f) above unless the Company shall have given prior written notice to the Executive specifying the act, fault and/or omission on which the Company is intending to rely with reasonable particularity and, within thirty (30) days after such notice, the Executive shall not have remedied or eliminated the act, fault or omission.

15. SUSPENSION

     (1) The Company may suspend the Executive at any time on full pay and benefits to allow the Company to investigate any complaint made against the Executive in relation to his employment with the Company provided that the fact of the suspension will only be disclosed to employees of the Company or any Group Company who are involved in the investigation and/or to whom such disclosure may in the reasonable opinion of the Company be necessary for genuine operational reasons.

     (2) During any period of notice of termination (whether given by the Company or the Executive) the Company shall be under no obligation to assign any duties to the Executive or to provide any work for him and shall be entitled to exclude him from its premises, provided that this shall not affect the Executive's entitlement to receive his normal salary and other contractual benefits other than that the Executive will cease to accrue holiday during any such period.

16.      RESIGNATION AND RETURN OF COMPANY PROPERTY

     (1) Upon the termination by whatever means of this Agreement the Executive shall:

          (a) immediately resign from such offices as may be held by him in any Group Company without claim for compensation from the Company; and

          (b) immediately deliver to the Company all credit cards, motorcars, keys, computer media and other property in whatever form, of or relating to the business of the Company or of any Group Company which is in his possession or under his power or control.

     (2) If the Executive falls to comply with clause 16(1) the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and complete any documents or do any thing necessary to give effect to this clause.

     (3) The Executive shall not without the consent of the Parent at any time after the termination of this Agreement represent himself still to be connected with the Company or any Group Company.

17.      RECONSTRUCTION OR AMALGAMATION

          If the employment of the Executive under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Executive is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement then Executive shall have no claim against the Company or any Group Company will respect of the termination of his employment under this Agreement.

18. RESTRICTIONS

     (1)  Definitions

         In this clause:

          (a) "Termination Date" means the date on which the employment terminates;

          (b) "Person" includes any company, firm, organisation or other entity;

          (c) "Area" means any country in the world where on the Termination Date the company was supplying services;

          (d) "Business" means any business carried on by the Company or any Group Company which relates to the provision of pre-clinical, early clinical and/or non-clinical biological safety evaluation services to the pharmaceutical and biotechnology, agrochemical and other chemical industries;

          (e) "Client" means any Person to whom the Company or a Group Company supplied services during the 6 months preceding the Termination Date and with whom at any time during such period the Executive was actively involved in the course of his employment;

          (f) "Prospective Client" means any Person with whom the Company or a Group Company had negotiations or discussions regarding the possible supply of services during the 6 months immediately preceding the Termination Date and with whom at any time during such period the Executive was actively involved in the course of his employment;

          (g)  "Restriction  Payment"  means  payment  (separate  from any other
               payments  due  under  the  Agreement)   equal  to  12  times  the
               Executive's gross monthly salary (calculated as at the Termination Date or, if the Executive is suspended in accordance with clause 15(2) above the date of such suspension), payable in 12 equal instalments, each instalment to be paid on the same day of each calendar month following the Termination Date as the day on which the Executive's employment terminates.

     (2) The Executive covenants with the Company and as trustee for each Group Company that in the event of the Executive terminating his employment, or the Company terminating the Executive's employment, he shall be bound to each of the following restrictions subject to the Company making, at its sole discretion, a Restriction Payment (it being understood that in the event that the Company chooses not to make the Restriction Payment, then the Executive shall not be bound to any of the restrictions specified in this clause 18). In the event of any breach by the Executive of the terms of any of the restrictions in this clause 18 the Company will be entitled to pursue such remedies against the Executive as it deems fit including, but not limited to, injunctive and other equitable relief.

          (i)  Non-competition

          The Executive shall not for a period of 6 months from the Termination Date directly or indirectly be interested or concerned in any business which is carried on in the Area and which is competitive with the Business being carried on at the Termination Date and with which the Executive was actively involved during the 6 month period ending on the Termination Date.

          For this purpose, the Executive is concerned in a business if:

          (a)  he carries it on as principal or agent; or

          (b) he is a partner, director, employee, secondee, consultant or agent in, of or to any Person who carries on the business; or

          (c) subject to clause 12(1) above, he has any direct or indirect financial interest (as shareholder or otherwise) in any Person who carries on the business.


          (ii) Non-solicitation

          The Executive shall not for a period of 6 months from the Termination Date in the Area directly or indirectly:

          (a) canvass or solicit business for services substantially similar to those being provided by the Company or a Group Company as at the Termination Date from any Client or Prospective Client;

          (b) seek to do business or deal with any Client or Prospective Client in respect of services substantially similar to those being provided by the Company or a Group Company as at the Termination Date; or

          (c) canvass or solicit Business from any supplier of the Company or a Group Company with whom the Executive was actively involved during the 6 months ending on the Termination Date or persuade such supplier to cease to supply, or to restrict or vary the terms of supply to the Company or a Group Company or otherwise interfere with the relationship between such a supplier and the Company or a Group Company.

          (iii) Non-poaching

          The Executive shall not for a period of 6 months after the Termination Date directly or indirectly induce or attempt to induce any senior employee of the Company or a Group Company who is engaged in any Business activity carried on by the Company or a Group Company at the Termination Date and with whom the Executive during the 6 months ending on the Termination Date had material dealings in the course of his employment, to leave the employment of the Company or a Group Company (whether or not this would be a breach of contract by that employee for the purposes of being involved in or engaged in the types of business referred to in sub-clause 2(1) above).

          (3) The restrictions in this clause are considered by the parties to be reasonable and the validity of each sub-clause shall not be affected if any of the others is invalid. If any of the restrictions is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid.

          (4) The Executive acknowledges that the provisions of this clause are no more extensive than is reasonable to protect the Company or the Group.

          (5) If the Executive is suspended from work under the provisions of clause 15, the Company may, at its sole discretion, agree that the period of time during which the non-competition restriction contained in clause 18(2)(1) is enforceable, starts to run from the date of the suspension and not from the Termination Date.

19.      SEVERABILITY

          If any of the provisions of this Agreement become invalid or, unenforceable for any reason by virtue of applicable law the remaining provisions shall continue in full force and effect and the Company and the Executive hereby undertake to use all reasonable endeavours to replace any legally invalid or unenforceable provision with a provision which will promise to the parties (as far as practicable) the same commercial results as were intended or contemplated by the original provision.

20.      NOTICES

          (1) Any notice required or permitted to be given under this Agreement shall be given in writing delivered personally or sent by first class post pre-paid recorded delivery (air mail if overseas) or by facsimile to the party due to receive such notice at, in the case of the Company, its registered office from time to time and, in the case of the Executive, his address as set out in this Agreement (or such address as he may have notified to the Company).

          (2) Any notice delivered personally shall be deemed to be received when delivered to the address provided in this Agreement and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 days after posting and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted. A notice sent by facsimile shall be deemed to have been received on receipt by the sender of confirmation in the transmission report that the facsimile had been sent.

21.      MISCELLANEOUS

          (1)  This   Agreement  is  governed  by  and  shall  be  construed  in accordance with the laws of New Jersey (USA).

          (2) The parties to this Agreement submit to the non-exclusive jurisdiction of the courts of New Jersey (USA).

          (3) The Company shall pay the reasonable attorney's fees and costs incurred by the Executive in connection with any legal proceeding arising out of this Agreement to the extent that the Executive prevails in such action or proceeding.

          (4) This Agreement contains the entire understanding between the parties and supersedes all previous agreements and arrangements (if any) relating to the employment of the Executive by the Company (which shall be deemed to have been terminated by mutual consent).

THIS AGREEMENT has been executed as a DEED and is intended to be and is hereby delivered on the date on page 1.


Executed as a Deed by
HUNTINGDON LIFE SCIENCES INC


/s/ Andrew Baker
.............................................
Chairman


/s/ Brian Cass
.............................................
Managing Director



/s/ Richard Michaelson

Executed as a Deed by RICHARD A MICHAELSON in the presence of:

Witness signature:

Name:

Address:


Occupation:



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